THE BANK OF NEW YORK

NEW YORK’S FIRST BANK - FOUNDED 1784 BY ALEXANDER HAMILTON

101 BARCLAY STREET, NEW YORK, N.Y. 10286

AMERICAN  DEPOSITARY  RECEIPTS

February 14, 2003

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Attn.: Document Control

Re:

Depositary Shares Evidenced by American Depositary Receipts

for Common Shares without Par Value of

Télex-Chile S.A. (F-6 file No. 33-84378)

Dear Sir/Madam:

Pursuant to Rule 424(b) (3) under the Securities Act of 1933, as amended, on behalf of The Bank of New York, as depositary for securities against which American Depositary Receipts are to be issued, we enclosed ten copies of the revised prospectus (the “Prospectus”) for Télex-Chile S.A.  As required by Rule 424(e) the upper right hand corner of the cover page of each copy has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the prospectus relates.

Pursuant to Section III B of the General Instructions to the form F-6 Registration Statement, the Prospectus consists of the ADR certificate for Télex-Chile S.A.

On December 23, 2002 an Extraordinary Shareholders Meeting of Télex-Chile S.A. was held in which a resolution was approved to change the name of the Company from Télex-Chile S.A. to CHILESAT CORP S.A., which change becomes effective February 14, 2003.  The sole modification to the prospectus has been the modification of the name from Télex-Chile S.A. to: CHILESAT CORP S.A.

Please contact me at (646) 885-3265, or in my absence Cristina Cobb at (212) 635-1507, with any comments or questions.

Very Truly Yours,

/s/ PERRY PALMA GIL

Perry Palma Gil

Assistant Treasurer

Enclosure

cc:

Paul Dudek, Esq. (Office of International Corporate Finance)